As filed with the Securities and Exchange Commission on May 14, 2021

Registration No. 333-231437

Registration No. 333-206204

Registration No. 333-176972

Registration No. 333-169748

Registration No. 333-160127

Registration No. 333-125822

Registration No. 333-111954

Registration No. 333-102992

Registration No. 333-36206

Registration No. 333-65063

Registration No. 33-95248

Registration No. 33-82676

Registration No. 33-82194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to:

Form S-8 Registration Statement No. 333-231437

Form S-8 Registration Statement No. 333-206204

Form S-8 Registration Statement No. 333-176972

Form S-8 Registration Statement No. 333-169748

Form S-8 Registration Statement No. 333-160127

Form S-8 Registration Statement No. 333-125822

Form S-8 Registration Statement No. 333-111954

Form S-8 Registration Statement No. 333-102992

Form S-8 Registration Statement No. 333-36206

Form S-8 Registration Statement No. 333-65063

Form S-8 Registration Statement No. 33-95248

Form S-8 Registration Statement No. 33-82676

Form S-8 Registration Statement No. 33-82194

UNDER

THE SECURITIES ACT OF 1933

FLIR Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-0708501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

FLIR Systems, Inc.

27700 SW Parkway Avenue

Wilsonville, OR 97070

(503) 498-3547

(Address of principal executive offices, including zip code)

FLIR Systems, Inc. 2019 Employee Stock Purchase Plan

FLIR Systems, Inc. 2011 Stock Incentive Plan

ICX Technologies, Inc. 2007 Equity Incentive Plan

ICX Technologies, Inc. 2005 Stock Plan

Nomadics, Inc. 1996 Stock Option Plan

FLIR Systems, Inc. 2009 Employee Stock Purchase Plan

FLIR Systems, Inc. 2002 Stock Incentive Plan

Indigo 1997 Incentive Stock Plan

Indigo 2001 Incentive Stock Option and Non-Qualified Stock Option Plan

Indigo 2002 Stock Plan

FLIR Systems, Inc. 1999 Employee Stock Purchase Plan

FLIR Systems, Inc. 1992 Stock Incentive Plan

FLIR Systems, Inc. 401(k) Savings Plan

FLIR Systems, Inc. 1993 Stock Plan for Nonemployee Directors

(Full title of the plan)

c/o Melanie S. Cibik

Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Teledyne FLIR, LLC

1049 Camino Dos Rios

Thousand Oaks, California 91360

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Deregistration of Unsold Securities

These Post-Effective Amendments related to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by FLIR Systems, Inc, a Delaware corporation (the “Registrant”), are being filed to withdraw and remove from registration the shares of Registrant’s common stock, $0.01 par value per share (“Common Stock”), that had been registered under such Registration Statements, together with any and all plan interests and other securities registered thereunder that remain unsold or unissued as of the date hereof:

1.

Registration Statement on Form S-8 (File No. 333-231437), originally filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2019, registering 1,500,000 shares of Common Stock under the Registrant’s 2019 Employee Stock Purchase Plan;

2.

Registration Statement on Form S-8 (File No. 333-206204), originally filed with the SEC on August 7, 2015, registering 5,000,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 2011 Stock Incentive Plan;

3.

Registration Statement on Form S-8 (File No. 333-176972), originally filed with the SEC on September 23, 2011, registering 6,000,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 2011 Stock Incentive Plan;

4.

Registration Statement on Form S-8 (File No. 333-169748), originally filed with the SEC on October 4, 2010, registering 400,000 shares of Common Stock under the ICX Technologies, Inc. 2007 Equity Incentive Plan, ICX Technologies, Inc. 2005 Stock Plan, and Nomadics, Inc. 1996 Stock Option Plan;

5.

Registration Statement on Form S-8 (File No. 333-160127), originally filed with the SEC on June 19, 2009, registering 5,000,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 2009 Employee Stock Purchase Plan;

6.

Registration Statement on Form S-8 (File No. 333-125822), originally filed with the SEC on June 15, 2005, registering 6,000,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 2002 Stock Incentive Plan;

7.

Registration Statement on Form S-8 (File No. 333-111954), originally filed with the SEC on January 16, 2004, registering 713,366 shares of Common Stock under the Indigo 1997 Incentive Stock Plan, Indigo 2001 Incentive Stock Option and Non-Qualified Stock Option Plan, and Indigo 2002 Stock Plan;

8.

Registration Statement on Form S-8 (File No. 333-102992), originally filed with the SEC on February 5, 2003, registering 1,500,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 2002 Stock Incentive Plan;

9.

Registration Statement on Form S-8 (File No. 333-36206), originally filed with the SEC on May 3, 2000, registering 1,500,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 1999 Employee Stock Purchase Plan;

10.

Registration Statement on Form S-8 (File No. 333-65063), originally filed with the SEC on September 30, 1998, registering 2,500,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 1992 Stock Incentive Plan;

11.

Registration Statement on Form S-8 (File No. 33-95248), originally filed with the SEC on August 4, 1995, registering 100,000 shares of Common Stock and an indeterminate amount of interests under Registrant’s FLIR Systems, Inc. 401(k) Savings Plan;

12.

Registration Statement on Form S-8 (File No. 33-82676), originally filed with the SEC on August 9, 1994, registering 972,855 shares of Common Stock under Registrant’s FLIR Systems, Inc. 1992 Stock Incentive Plan;

13.

Registration Statement on Form S-8 (File No. 33-82194), originally filed with the SEC on August 1, 1994, registering 340,000 shares of Common Stock under Registrant’s FLIR Systems, Inc. 1993 Stock Plan for Nonemployee Directors.

On May 14, 2021, pursuant to that certain Agreement and Plan of Merger dated as of January 4, 2021, by and between Registrant, Teledyne Technologies Incorporated, a Delaware corporation (“Parent”), Firework Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Firework Merger

Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”), Merger Sub I merged with and into the Registrant with the Registrant continuing as the surviving corporation (“Merger I”) and immediately thereafter Registrant merged with and into Merger Sub II, with Merger Sub II continuing as the surviving company and a wholly owned subsidiary of Parent (the “Surviving Company”) and being renamed Teledyne FLIR, LLC (“Merger II” and, together with Merger I, the “Mergers”).

As a result of the Mergers, the offerings of the Registrant’s securities pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of the offering, the Surviving Company hereby removes from registration all securities of the Registrant registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 14th day of May, 2021.

TELEDYNE FLIR, LLC Successor by merger to FLIR SYSTEMS, INC.

By:	/s/ Melanie S. Cibik
Melanie S. Cibik
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933.